EXHIBIT 23.1
                     CONSENT OF INDEPENDENT PUBLIC AUDITORS

     We consent to the incorporation by reference in Registration Statement Nos. 33-99576, 33-99312 and 33-99314 of First State Corporation on Forms S-8 of our report dated January 24, 1997, appearing in this Annual Report on Form 10-K of First State Corporation for the year ended December 31, 1996.

MAULDIN & JENKINS, LLC
Albany, Georgia
March 20, 1997